UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2009

Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

(425) 265-2400
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 8, 2009, Intermec, Inc. (“we,” “our” or “the company”) issued a press release refining our revenue outlook for the fourth fiscal quarter of 2008, which ended on December 31, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by this reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 7, 2009, we committed to a business restructuring plan intended to reorganize our sales function and to reduce our operating cost structure and improve efficiency.  We believe these actions are appropriate strategically and are prudent adjustments in view of the generally weakened global economy and uncertain market conditions expected in the foreseeable future.

We are announcing the plan to employees on January 8, 2009, and have issued a press release announcing the restructuring activities described in this Item 2.05 of this Current Report.  The press release is attached as Exhibit 99.1 to this Current Report. Pursuant to this plan, we will realign our sales organization to reflect our strategy of increasing the proportion of sales made through our channel partners, principally in the United States.

Additionally, headcount reductions will also be made in many other departments throughout the company.  The majority of the reductions are in selling, general and administrative areas.

We expect to implement this plan over the next six months and to reduce our workforce by approximately 150 employees worldwide.  A majority of the headcount reductions will be made in the United States.  We currently employ approximately 2,100 employees worldwide.

The total restructuring costs are expected to be in a pre-tax range of $9.8 million to $10.8 million, including employee termination costs of approximately $9.3 million, and $0.5 million to $1.5 million of other transitional costs. We expect to record most of the restructuring charge in the first quarter of 2009, and the remainder in the second quarter of 2009. We anticipate that all of the severance related and periodic transitional costs will be cash expenditures.

We are also taking other actions to control costs, as described in Item 8.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.           On January 7, 2009, our Board of Directors adopted the Change of Control Severance Plan to replace and supersede individual Change of Control Employment Agreements ("COC Agreements") previously entered into with our CEO and certain of our executive officers. The new plan makes the change of control protections applicable to our CEO consistent with those applicable to our other named executive officers, as well as other executive officers and designated key management personnel.  The description below is qualified in all respects by reference to the Change of Control Severance Plan (“COC Plan”), which is filed as Exhibit 10.1 with this Current Report.

The individual COC Agreements were terminated by the Board upon adoption of the COC Plan, which became effective as of January 7, 2009. The previous COC Agreements are described in our Proxy Statement dated April 11, 2008.

The new COC Plan generally provides benefits similar to those provided under the previous COC Agreements.  If within two years after a change of control, the company terminates the executive’s employment for reasons other than cause, or the executive terminates his or her employment for good reason (as defined in the COC Plan), the executive will be entitled to certain financial benefits, including a lump-sum severance payment equal to a multiple of the sum of the executive’s annual base salary and annual bonus.  The multiple applied to the CEO is three times, and the multiple applied to the other executive officers is two times, as it was under the individual COC Agreements.  Like the previous COC Agreements, an executive may not receive a benefit both under the COC Plan and under  any other severance program.

The new COC Plan changes the availability and definition of these benefits in ways that our Board and management believe are in the best interests of the company and its shareholders:
•
The new COC Plan eliminates the modified single-trigger benefit (also known as a window period right) for our CEO and adopts the more restrictive definition of good reason found in the previous COC Agreements for the other executive officers.

•	Executives who participate in the new Change of Control Severance Plan will agree to amend all their outstanding options to provide for double-trigger vesting upon a change of control.
•
The definition of a change of control has become more restrictive in two respects. First, in the case of a merger, consolidation or sale of all or substantially all assets, the previous definition provided that the transaction was not deemed a change of control if ownership of more than 60% of the common stock and voting securities of the resulting corporation is the same before and after the transaction.  Under the new definition, the transaction is not deemed a change of control if 50% of such ownership has remained the same.  Second, the change in the majority of the Board of Directors is required to occur within 24-months after the change of control rather than over an unlimited period of time.  Other events deemed to be changes of control have not been altered.

•
The definition of bonus for severance purposes has been changed to the average of the last three years’ actual bonus payments; under the previous COC Agreements, it was defined as the higher of the executive’s target bonus in the year of termination and the highest bonus payable for any fiscal year after a change of control.

•
The executive’s legal and other fees resulting from a dispute relating to the COC Plan will be reimbursed only if the executive prevails on at least one material item, rather than being paid regardless of the outcome of the dispute, as previously provided.

•
The COC Plan includes a new claw-back provision that terminates benefits and requires repayment of benefits if the executive breaches agreements protecting the interests of the company, such as confidentiality, non-competition and ownership of proprietary information.

The new COC Plan also contains a modified excise tax gross-up provision for the covered executives that is designed to neutralize the disparate impact of excise taxes imposed under Section 4999 of the Internal Revenue Code on executives with varying tenures with the company.  The payment will be made only if the total value of all “parachute payments” to the individual exceeds 110% of the individual’s “safe harbor” amount. Our Board also believes this benefit is in the best interests of the company and its shareholders.

The costs of change of control benefits are incurred only if (a) a change of control occurs and (b) we terminate the executive’s employment within two years of the change of control for reasons other than cause, or the executive terminates his or her employment for good reason.  Whether or not excise taxes will apply to the executive’s benefits, and consequently result in a gross-up benefit paid by the company after the change of control and termination, depends on many variables, including the application of complex tax regulations.

2.           In connection with the adoption of the new COC Plan, our Board also adopted policies under our 2008 Omnibus Incentive Plan to replace single-trigger vesting upon a change of control with double-trigger vesting for options and restricted stock or stock unit awards that continue after the change of control, and to conform the definition of change of control to the definition used in the COC Plan.  In addition, as noted above, executives who participate in the new COC Plan will agree to the amendment of all their outstanding options under prior plans to provide for double-trigger vesting upon a change of control.

Item 7.01	Regulation FD Disclosure.

On January 8, 2009, we issued a press release that announced
•	our refined revenue outlook for the fourth fiscal quarter of 2008, which ended on December 31, 2008, as described in Item 2.02 above, and
•
our commitment to a restructuring plan relating to our sales organization and other business functions, as described more fully in Item 2.05 above.  In the press release, we described the anticipated restructuring costs resulting from the actions described in Item 2.05.

The press release is attached as Exhibit 99.1 to this Current Report.

When completed, the actions described in Item 2.05 of this Current Report are expected to result in annual labor related cost savings of approximately $14 million to $16 million.

Forward-Looking Statements

Statements made in this Current Report, our press release that is Exhibit 99.1 to this Current Report, and any related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the fourth quarter of 2008 or any current or future period.  They also include statements about our ability to reduce expenses, improve efficiency, realign resources, continue operational improvement and year-over-year growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties. These include, but are not limited to, risks and uncertainties described more fully in  our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q.

The foregoing information in this Item 7.01 is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

We previously informed our employees that we are indefinitely postponing our annual employee merit compensation review and increase process, which usually occurs in the first quarter of the year.  Increases for executive officers that would have taken effect on January 1, 2009 have also been postponed indefinitely.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
10.1	Intermec, Inc. Change of Control Severance Plan
99.1	Press release issued by Intermec, Inc. on January 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc
(Registrant)

Date: January 8, 2009	By: /s/ Janis L. Harwell Janis L. Harwell Senior Vice President, General Counsel and Corporate Secretary